UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
March 26, 2007

Valhi, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-5467	87-0110150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2007, the registrant completed the previously reported special dividend to its stockholders, paid in the form of shares of Titanium Metals Corporation (“TIMET”) common stock owned by the registrant. As a result of this special dividend declaration:

•
the registrant distributed to its stockholders approximately 56.8 million shares of TIMET common stock having an aggregate value based on the closing price of a share of TIMET common stock on March 26, 2007 of $2.1 billion and representing approximately 35.1% of the outstanding TIMET common stock; and

•
the registrant’s common stockholders received approximately .4776 of a share of TIMET common stock for each share of the registrant’s common stock that they owned at the close of business on March 12, 2007 (the record date for the special dividend) and cash in lieu of any resulting fractional share of TIMET common stock.

Immediately after the payment of the special dividend, Contran Corporation and its subsidiaries and related parties continued to own approximately 51.9% of the outstanding TIMET common stock compared to the approximately 53.8% of the outstanding TIMET common stock held by Contran and its subsidiaries and related parties (including the registrant) prior to the special dividend, in each case assuming the full conversion of any TIMET 6¾% series A convertible preferred stock held by such entities or parties.

The registrant is a member of the consolidated U.S. federal tax group of which Contran is the parent company. As a member of the Contran consolidated tax group and pursuant to a pre-existing tax policy between the registrant and Contran, the registrant computes its provision for U.S. income taxes on a separate company basis using tax elections made by Contran and makes payments to Contran or receives payments from Contran in amounts it would have paid to or received from the U.S. Internal Revenue Service had it not been a member of the Contran tax group but instead had been a separate taxpayer.

Upon the payment of the special dividend and pursuant to the tax policy between the registrant and Contran, the registrant incurred a tax obligation to Contran. The amount of the obligation is a function of the difference between the aggregate value of the TIMET common stock shares distributed based on the closing market price of the distributed shares of TIMET common stock on the date of distribution ($36.90 per share) less the registrant's aggregate tax basis in such shares. This obligation is approximately $667.3 million. In order to discharge this obligation to Contran, the registrant and Contran entered into a stock purchase agreement dated March 26, 2007 (the “Stock Purchase Agreement”) whereby, among other things:

•
the registrant agreed to issue 5,000 shares of a newly established 6% series A preferred stock, par value $0.01 per share (the “Preferred Stock”), having an aggregate liquidation preference equal to the tax obligation created by the special dividend and such other terms as set forth in the agreement; and

•
Contran agreed to indemnify the registrant against all damages incurred by the registrant resulting from the tax obligation, subject to certain limitations related to any adjustment to the registrant’s aggregate tax basis in or the value of the shares distributed.

Pursuant to the Stock Purchase Agreement, on the same day the registrant:

•
filed with the Secretary of State of the state of Delaware a certificate of designations, rights and preferences of the Preferred Stock (the “Certificate of Designations”) in order to formally establish the terms of the Preferred Stock effective on that date; and

•	issued the 5,000 shares of Preferred Stock to Contran.

The issuance of the Preferred Stock was not registered under the Securities Act of 1933, as amended, pursuant to the exemption provided by section 4(1) of that act due to Contran’s financial sophistication. This summary of the terms of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which has been filed as Exhibit 10.1 to this report.

A holder of Preferred Stock:

•
is entitled upon any liquidation, dissolution or winding up of the affairs of the registrant to be paid a liquidation preference of $133,466.75 per share of Series A Preferred Stock (the “Liquidation Preference”), plus an amount equal to any accrued and unpaid dividends (whether or not declared) to the date of payment, before any distribution of assets is made to holders of the registrant’s common stock;

•
is entitled to receive, when and as authorized by the registrant’s board of directors, cash dividends at the annual rate of 6% of the per share Liquidation Preference, which dividends shall be payable quarterly in arrears and shall accrue until paid;

•	is not entitled to a preferential dividend right that is senior to the registrant’s common stock;

•	does not have, except in limited circumstances, any voting rights; and

•	has no redemption or conversion rights or maturity date or protections provided by a sinking fund.

This summary of the terms of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations that established the Preferred Stock, a copy of which has been filed as Exhibit 4.1 to this report.

Item 7.01	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in its press release issued on March 26, 2007, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference. This Exhibit 99.2 that the registrant has furnished in this report is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(b) and (d)	Pro forma financial information and exhibits

	Item No.	Exhibit Index

	3.1	Amended and Restated Certificate of Incorporation of Valhi, Inc.

	4.1	Certificate of Designations, Rights And Preferences of the 6% Series A Preferred Stock of Valhi, Inc.

	10.1	Stock Purchase Agreement dated as of March 26, 2007 between Valhi, Inc. and Contran Corporation

	99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of the registrant.

	99.2	Press release dated March 26, 2007 issued by the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valhi, Inc.
(Registrant)

By: /s/ Gregory M. Swalwell
Date: March 27, 2007	Gregory M. Swalwell, Vice President and Controller

INDEX TO EXHIBITS

Item No.	Exhibit Index

3.1	Amended and Restated Certificate of Incorporation of Valhi, Inc.

4.1	Certificate of Designations, Rights And Preferences of the 6% Series A Preferred Stock of Valhi, Inc.

10.1	Stock Purchase Agreement dated as of March 26, 2007 between Valhi, Inc. and Contran Corporation

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of the registrant.

99.2	Press release dated March 26, 2007 issued by the registrant.